UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2021

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SOUTHWESTERN ENERGY COMPANY
(Exact name of registrant as specified in its charter)

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Delaware	001-08246	71-0205415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Energy Drive
Spring, TX 77389
(Address of principal executive offices)(Zip Code)

(832) 796-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	SWN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On August 27, 2021, Southwestern Energy Company (“SWN”) held its Special Meeting of Stockholders (the “Special Meeting”) in connection with the previously announced Merger Agreement, dated as of June 1, 2021 (as it may be amended from time to time, the “Merger Agreement”), by and among SWN, Ikon Acquisition Company LLC (“Merger Sub”), a wholly owned subsidiary of SWN, Indigo Natural Resources LLC (“Indigo”), and Ibis Unitholder Representative LLC. Pursuant to the Merger Agreement, at the closing of the Merger and subject to the terms and conditions thereof, Merger Sub will merge with and into Indigo, resulting in Indigo surviving the merger as a wholly owned subsidiary of SWN (the “Merger”).

SWN had 677,021,254 shares of its common stock (the “Common Stock”), par value $0.01 per share, outstanding and entitled to vote at the Special Meeting, of which 609,762,458 shares were represented at the meeting by holders present in person or by proxy, constituting 90.07% of the shares outstanding and entitled to vote. At the Special Meeting, stockholders voted on and adopted three proposals:
i.Approving, for purposes of complying with applicable New York Stock Exchange listing rules, the issuance of shares of Common Stock of SWN pursuant to the Merger Agreement (the “Stock Issuance Proposal”);
ii.Approving an amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 1,250,000,000 shares to 2,500,000,000 shares (the “Authorized Share Increase Proposal”); and
iii.Approving one or more adjournments of the Special Meeting, if necessary or appropriate, to permit solicitation of additional votes if there are insufficient votes to approve the Stock Issuance Proposal (the “Special Meeting Adjournment Proposal”). This proposal would only be presented at the Special Meeting if there are not sufficient votes to approve the Stock Issuance Proposal.
The tabulation of the votes cast for each proposal was as follows:

PROPOSAL	VOTES FOR	VOTED AGAINST*	ABSTENTIONS
Approval of the Stock Issuance Proposal	538,251,005	19,723,008	1,144,809

Approval of the Authorized Share Increase Proposal	583,858,225	24,678,681	1,225,552

The Special Meeting Adjournment Proposal	503,510,541	54,297,988	1,310,293
* Under the New York Stock Exchange (“NYSE”) rules, the Stock Issuance Proposal and Special Meeting Adjournment Proposal were each non-routine matters on which brokers were not permitted to vote absent instructions from the beneficial holder. The "Against" column does not include 50,643,636 broker non-votes with respect to the Stock Issuance Proposal and Special Meeting Adjournment Proposal, which had the same effect as a vote against these proposals under NYSE rules. Brokers were permitted to vote without instruction on the Authorized Share Increase Proposal, so there were no broker non-votes with respect to that proposal.
The Stock Issuance Proposal was therefore approved. The closing of the Merger remains subject to the satisfaction or waiver of other customary closing conditions. The Merger is expected to close on or about September 1, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY
Registrant

Dated: August 27, 2021	By:	/s/ CHRIS LACY
		Name:	Chris Lacy
		Title:	Vice President, General Counsel and Corporate Secretary